SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 13, 2004


                              STATION CASINOS, INC
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)



          Nevada                     000-21640            88-0136443
________________________________________________________________________________
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)         Identification No.)



2411 West Sahara Avenue, Las Vegas, Nevada                    89102
________________________________________________________________________________
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (702) 367-2411
                                                   _____________________________


                                       N/A
________________________________________________________________________________
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Scott M Nielson, Chief Legal Officer of the Company, has entered into a Rule 10b5-1 trading plan to sell up to 50,000 shares of the Company's common stock upon the exercise of certain options. Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices and may take place beginning on February 13, 2004 and ending on May 14, 2004 unless sooner terminated. Mr. Nielson will have no control over the timing of any sales under the plan and there can be no assurance that the shares covered by the plan actually will be sold. Mr. Nielson entered into the plan in order to diversify his financial holdings, although he will continue to have a significant ownership interest in the Company.

     This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Station Casinos, Inc.



Date:    February 13, 2004          By: /S/ Glenn C. Christenson
                                        ________________________________________
                                        Glenn C. Christenson
                                        Executive Vice President, Chief
                                        Financial Officer, Chief Administrative
                                        Officer and Treasurer